Exhibit 10.2

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

As of August 26, 2019

SECTION 1.      GRANT OF RESTRICTED SHARES.

(a)         GRANT. On the terms and conditions set forth in this Agreement, effective as of the date hereof (the “DATE OF GRANT”), Magellan Health, Inc. (the “COMPANY” as further defined below) grants to the Grantee referred to on the signature page hereof (i) 21,753 shares (the  “RESTRICTED SHARES”) of Ordinary Common Stock, $ 0.01 par value per share, of the Company (“ORDINARY COMMON STOCK”). Certificates representing the Restricted Shares shall be issued to Grantee with a restrictive legend prohibiting transfer until they become vested as provided herein and in the Plan; the certificates representing the Restricted Shares may also be legended as may be required to comply with subsection 3(c) below.

(b)         2016 MANAGEMENT INCENTIVE PLAN DEFINED TERMS.  The Restricted Shares are granted under and subject to the terms of the Company’s 2016 Management Incentive Plan, as amended and supplemented from time to time (the “PLAN”), which is incorporated herein by this reference.  Certain capitalized terms used herein are defined in Section 9 below but terms used herein, if not defined herein, shall have the same meaning for purposes hereof as provided by the Plan.

SECTION 2.      FORFEITURE OF RESTRICTED SHARES.

(a)         FORFEITURE OF UNVESTED RESTRICTED SHARES. The Restricted Shares shall not be Transferable until vested in accordance with subsection 2(b), except as provided by subsection 3(b), and shall be forfeited, and returned by Grantee, in accordance with the Plan upon termination of Grantee’s Service unless earlier vested in accordance with subsection 2(b).

(b)         VESTING.  The Restricted Shares shall vest on August 26, 2020 provided that the Grantee’s Service has not terminated prior to such date.  Notwithstanding the preceding sentence, the Restricted Shares shall earlier vest immediately upon the first to occur of (i) a Change of Control of the Company or (ii) Grantee’s death or Disability.

(c)         LAPSE OF RESTRICTIONS ON RESTRICTED SHARES.   Subject to subsections 3(c) below, upon the vesting of the Restricted Shares, the Grantee shall be free to dispose of the Restricted Shares in any manner and at any time without restriction.

SECTION 3.      TRANSFER OF RESTRICTED SHARES.

(a)         TRANSFERS GENERALLY PROHIBITED. Except as otherwise provided in subsection 3(b) below, until vested in accordance with Section 2, the Restricted Shares shall not be sold or otherwise Transferred, provided that, even though vested, any sale or other Transfer of Restricted Shares shall be subject to subsections 3(c) below.

(b)         CERTAIN TRANSFERS PERMITTED.  Notwithstanding the foregoing provisions of this Section 3, the Restricted Shares, even though not vested, may be Transferred in the event of the Grantee’s death, by will or the laws of descent and distribution or by a written beneficiary designation accepted by the Company upon authorization of the Board of Directors, and as otherwise permitted under the Plan; provided,  however, that in any such case the Restricted Shares so Transferred shall remain subject in the hands of the transferee to the restrictions on Transfer provided hereby and all other terms hereof.

(c)         FIDUCIARY AND SECURITIES LAW RESTRICTIONS.  As a director of the Company, Grantee may be subject to restrictions on his or her ability to sell or otherwise Transfer Restricted Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in securities of the Company from time to time adopted by the Company and applicable to Grantee in connection therewith.  Nothing contained herein shall relieve Grantee of any restriction on sale or other Transfer of Restricted Shares provided thereby and any other restrictions on sale or other Transfer of Restricted Shares provided herein (including in the Plan) shall be in addition to and not in lieu of any other restrictions provided thereby.

(d)         MODIFICATIONS TO COMPLY WITH SECTION 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the Date of Grant. Notwithstanding any provision of the Agreement to the contrary, in the event that the Board of Directors or an authorized officer of the Company determines that any amounts will be immediately taxable to Grantee under Section 409A of the Code and related Department of Treasury guidance (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the Restricted Shares or any other provision of this Agreement or the Plan, the Company may (a) adopt such amendments to this agreement, including amendments to this Agreement (having prospective or retroactive effect), that the Board of Directors or authorized officer determines necessary to comply with the requirements of Section 409A of the Code and/or (b) take such other actions as the Board of Directors or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Date of Grant.

SECTION 4.      MISCELLANEOUS PROVISIONS.

(a)         NOTIFICATION.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the President, Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company.  A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Grantee at the address that he or she most recently provided to the Company.

(b)         ENTIRE AGREEMENT.  This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(c)         WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(d)         SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s personal representatives, heirs, legatees and other permitted transferees, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(e)         CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 5.      DEFINITIONS.

(a)       “AGREEMENT” shall mean this Restricted Stock Award Agreement.

(b)       “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)       “CODE” shall mean the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time, and the regulations promulgated thereunder.

(d)       “CHANGE IN CONTROL” shall mean:

(i)   any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Stock (as defined below) of the Company;

(ii)  the majority of the Board of Directors of the Company consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof;

(iii) the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Company’s assets;

(iv) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, a majority of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

(v)  the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

(e)       “COMPANY” shall mean Magellan Health, Inc. a Delaware Corporation, and any successor thereto.

(f)        “DATE OF GRANT” shall mean August 26, 2019.

(g)       “DISABILITY” shall have the meaning ascribed thereto in the Plan.

(h)       “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time and any successor statute, and the rules and regulations promulgated thereunder.

(i)        “GRANTEE” shall mean Steven J. Shulman.

(j)        “PARENT” shall mean a “parent corporation” as defined in Section 424(e) of the Code.

(k)       “PLAN” shall mean the MAGELLAN HEALTH, INC. 2016 Management Incentive Plan.

(l)        “SECURITIES ACT” shall mean the Securities Act of 1933, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(m)      “SERVICE” shall mean service as a director of the Company.

(n)       “SHARE” shall mean a share of Ordinary Common Stock of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company.

(o)       “SUBSIDIARY” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

(p)       “TRANSFER” shall mean, with respect to the Restricted Shares, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such share, or of any beneficial interest therein, now or hereafter owned by the Grantee, including by execution, attachment, levy or similar process.

In consideration of the foregoing and intending to be legally bound hereby, the Company and the Grantee named below have executed this Agreement as of the date first above written.

MAGELLAN HEALTH, INC.

By:	/s/ G. Scott MacKenzie
Name: G. Scott MacKenzie
Title: Chairman, Compensation Committee

GRANTEE:

/s/ Steven J. Shulman
Steven J. Shulman

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